Exhibit 5.1

ELLIS FUNK, P.C.

Robert N. Dokson	Attorneys At Law	Of Counsel:
Robert B. Goldberg (GA & SC)	One Securities Centre	Donald J. Ellis (GA & VA)
Amy L. Kaye	Suite 400	Neal J. Fink
Albert L. Labovitz (GA & AL)	3490 Piedmont Road, N.E.	David I. Funk
M. Barry Leitz	Atlanta, Georgia 30305-1743	Russell H. Kasper, P.C
	404-233-2800	Jane R. Leitz
	Facsimile 404-233-2188	Beth S. Reeves

E-mail: rgoldberg@ellisfunk.com

September 17, 2009

Allegiant Travel Company

Allegiant Air, LLC

Allegiant Vacations, LLC

AFH, Inc.

8360 South Durango Drive

Las Vegas, Nevada 89113

RE:	Allegiant Travel Company – Registration Statement on Form S-3
Filed with the Securities and Exchange Commission on the Date Hereof

Ladies and Gentlemen:

As legal counsel to Allegiant Travel Company, a Nevada corporation (the “Company”), and Allegiant Air, LLC, a Nevada limited liability company, Allegiant Vacations, LLC, a Nevada limited liability company, AFH, Inc., a Nevada corporation, and Allegiant Information Systems, Inc., a Nevada corporation (collectively, the “Additional Registrants”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of common stock (“Common Stock”), par value $0.001 per share, of the Company; (ii) one or more classes or series of shares of preferred stock (the “Preferred Stock”), par value $0.001 per share, of the Company; (iii) one or more series of debt securities of the Company (collectively, the “Debt Securities”) and guarantees from the Additional Registrants (the “Guarantees”); (iv) interests in shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more depositaries to be named in the applicable Deposit Agreements (each, a “Depositary”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination of those securities (the “Warrants”); (vi) purchase contracts (the “Purchase Contracts”) entitling or obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, debt or equity securities issued by the Company or by third parties at a future date or dates, which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named in the applicable purchase contract agreements (each, a “Purchase Contract Agent”); (vii) stock purchase units (the “Purchase Units”), each consisting of a Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities or other securities (or any combination of the foregoing), securing the holders’ obligations to purchase or to sell the securities under the applicable Purchase Contracts; (viii) units consisting of one or more shares of Common Stock, Preferred Stock, Depositary Shares, and Warrants (the “Units”); and (ix) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”).  The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Units and Indeterminate Securities are hereinafter referred to collectively as the “Securities.”

The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”), and pursuant to Rule 415 under the Act.

The Debt Securities will be issued pursuant to one or more Indentures (each, an “Indenture”), each to be between the Company and a financial institution identified therein as the trustee (the “Trustee”).

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the Warrant Agent (each, a “Counterparty”).

The Units will be issued under one or more Unit Agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Counterparty”).

The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.           The Articles of Incorporation of the Company, as amended to date;

B.             The Bylaws of the Company, as amended to date;

C.             The Registration Statement; and

D.            The resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and transactions in connection therewith.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance, and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (ii) at the time of execution, authentication, issuance, and delivery of Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; (iii) at the time of execution, countersignature, issuance, and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, (iv) at the time of execution, countersignature, issuance, and delivery of any Purchase Contract, the Purchase Contract will be the valid and legally binding obligation of each Purchase Contract Agent thereto; (v) at the time of execution, countersignature, issuance, and delivery of any Unit Agreement, the Unit Agreement will be the valid and legally binding obligation of each Unit Counterparty thereto.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records, and instruments.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of execution, authentication, issuance, and delivery of the Indenture, the Debt Securities will have been duly authorized, executed, and delivered by the Company, (ii) execution, delivery, and performance by the Company of the Indenture and the Debt Securities will not violate the laws of any jurisdiction; and (iii) execution, delivery and performance by the Additional Registrants of the Guarantees will not violate the laws of any jurisdiction.

In connection with the issuance of Depositary Shares, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery, and performance by the Company of such Deposit Agreement and such Depositary Shares will not violate the laws of any jurisdiction.

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction.

In connection with the issuance of Purchase Contracts, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Purchase Contracts, the related Purchase Contract will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery and performance by the Company of such Purchase Contract and such Purchase Contracts will not violate the laws of any jurisdiction.

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Units, the related Unit Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery, and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction.

The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

(1)                                  With respect to the Common Stock, assuming (i)  the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock; and (ii) due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid, and nonassessable.

(2)                                  With respect to the Preferred Stock, assuming (i) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof; (ii) due filing of an amendment to the Articles of Incorporation of the Company (or Certificate of Determination of the rights of the particular series of Preferred Stock) with the Nevada Secretary of State setting forth the terms of such Preferred Stock; and (iii) due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid, and nonassessable.

(3)                                  With respect to the Debt Securities or Guarantees, assuming (i)  the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities and Guarantees, the terms of the offering thereof, and related matters by the Board of Directors of the Company and governing bodies of the Additional Registrants; and (ii) the due execution, authentication, issuance, and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and governing bodies of the Additional Registrants and otherwise in accordance with the provisions of the applicable Indenture, Guarantees and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and such Guarantees will constitute valid and legally binding obligations of the Additional Registrants enforceable against the Additional Registrants in accordance with their terms.

(4)                                  With respect to the Depositary Shares, assuming (i)  the taking of all necessary corporate action to authorize and approve the issuance of the Depositary Shares, the final terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) in the form contemplated and authorized by a Deposit Agreement and related matters by the Board of Directors of the Company; (ii) due filing of an amendment to the Articles of Incorporation (or Certificate of Determination) with the Nevada Secretary of State setting forth the terms of such Preferred Stock with respect to which Depositary Shares are issued; (iii) the due execution, authentication, issuance, and delivery of the Depositary Shares, upon payment of the consideration therefor provided in the applicable purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Deposit Agreement; and (iv) the conditions in the applicable Deposit Agreement have been satisfied, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

(5)                                  With respect to the Warrants, assuming (i)  the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and issuance of the Warrants; and (ii) the due execution, countersignature, issuance, and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(6)                                  With respect to the Purchase Contracts, assuming (i)  the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement; (ii) the due execution, countersignature, issuance, and delivery of such Purchase Contracts upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract and such agreement; (iii) if such Purchase Contracts relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (iv) if such Purchase Contracts relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; (v) if such Purchase Contracts relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above have been taken, (vi) if such Purchase Contracts relate to the issuance and sale of Depositary Shares, the actions described in paragraph 4 above have been taken; and (vii) if such Purchase Contracts relate to the issuance and sale of Warrants, the actions described in paragraph 5 above have been taken, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(7)                                  With respect to the Units, assuming (i)  the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of the Unit Agreements and issuance of the Units; (ii) the due execution, countersignature, issuance, and delivery of the Units upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Unit Agreement and such agreement; (iii) if such Unit Agreements relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (iv) if such Unit Agreements relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; (v) if such Unit Agreements relate to the issuance and sale of Depositary Shares, the actions described in paragraph 4 above have been taken; and (vi) if such Unit Agreements relate to the issuance and sale of Warrants, the actions described in paragraph 5 above have been taken, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs 3 through 7 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Our opinion is based on the laws of the State of Nevada and, to the extent the Securities consist of indentures, debt securities, guarantees or other instruments or agreements governed by New York law, the laws of the State of New York.

We hereby expressly consent to (i) any reference to our firm in the Registration Statement, in any registration statement filed pursuant to Rule 462(b) under the Act for this same offering, and in any prospectus supplement filed pursuant to Rule 424 under the Act for this same offering; (ii) the inclusion of this opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement; and (iii) the filing of this opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Ellis Funk, P.C.